WINSTAR COMMUNICATIONS, INC.

                      WARRANT FOR THE PURCHASE OF SHARES OF
                  COMMON STOCK OF WINSTAR COMMUNICATIONS, INC.

No. [     ]                                              Warrant to Purchase

                                                            [       ] Shares

         THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF [o], 2000 AMONG THE COMPANY, THE HOLDER AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

         FOR VALUE RECEIVED, WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby certifies that [HOLDER], its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, [o] fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "Warrant Shares"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

          1. Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.


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         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, to any Person, (ii) the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that any Person, other than William J. Rouhana, Jr., becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Company, (iii) the first day on which a majority of the members of the board of directors are not Continuing Directors, or (iv) any transaction or series of related transactions with or involving any Person if, immediately following such transaction or series of related transactions, holders of the Common Stock outstanding immediately prior to such transaction or series of related transactions own 50% or less of the outstanding voting securities of the surviving or transferee corporation (or its parent corporation).

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company or other capital stock of the Company that is not preferred as to liquidation or dividends or any other security for which this Warrant may be exercised pursuant to paragraph 9 hereof after the occurrence of any of the transactions described in such paragraph.

         "Continuing Directors" means individuals who constituted the Board of Directors of the Company on the date hereof (the "Incumbent Directors"); provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

         "Equity-Linked Securities" shall mean any rights, options, warrants, or other securities convertible into or exchangeable for shares of Common Stock.

         "Exercise Price" means $25.00 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

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



         "Expiration Date" means [o], 2005 at 5:00 p.m. New York City time.

         "Fair Market Value" means, with respect to one share of Common Stock on any date, the Current Market Price Per Common Share as defined in paragraph 8(f).

         "Person" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of November 7, 2000 among the Company and the investors party thereto.

         "Senior G Preferred Stock" means the Company's Series G Senior Cumulative Participating Convertible Preferred Stock, $.01 par value per share.

         "Senior H Preferred Stock" means the Company's Series H Senior Cumulative Participating Convertible Preferred Stock, $.01 par value per share.

         "Shareholders Agreement" means the Amended and Restated Shareholders Agreement dated as of the date hereof among the Company, the Holder and the other parties listed on the signature pages thereto.

         "Subsidiary" means, with respect to any Person, any entity of which Voting Securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

         "Warrants" means the Warrants issued to the subscribers pursuant to the Securities Purchase Agreement.

           2.   Exercise of Warrant.

                    (a) The Holder is entitled to exercise this Warrant in whole or in part at any time and from time to time during the period commencing on the earlier of (i) the date which is 180 days from the


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


          date hereof and (ii) the date on which a Change of Control occurs and ending on the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto, this Warrant Certificate duly executed by the Holder and payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything herein to the contrary, in lieu of payment in cash of the applicable Exercise Price, the Holder may elect to exchange this Warrant in whole or in part (A) for a number of shares of Common Stock equal to the number of Warrant Shares evidenced by the portion of the Warrant Shares so exchanged (the "Exchange Warrant Shares") minus a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Exchange Warrant Shares or (B) upon delivery by the Holder of a number of securities of the Company having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Exchange Warrant Shares, for a number of shares of Common Stock equal to the Exchange Warrant Shares.

                    (b) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                    (c) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                    (d) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of


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


          the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

           3. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Shareholders Agreement.

           4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Shareholders Agreement.

           5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph 8(f)) at the date of such exercise.

           6.   Exchange, Transfer or Assignment of Warrant.

                    (a) This Warrant and the Warrant Shares are subject to the provisions of the Shareholders Agreement, including the restrictions on transfer. Each holder of this Warrant Certificate by holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Shareholders Agreement to the extent set forth therein, including the transfer restrictions therein.

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



                    (b) Subject to compliance with the transfer restrictions set forth in the Shareholders Agreement, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of any transferee named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

           7. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

           8.   Anti-dilution Provisions.

                    (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving or continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph 8(j), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause 8(a)(iii) or 8(a)(iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                    (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of the Warrants, (ii) pursuant to the Company's stock option plans or pursuant to any similar Common Stock-related compensation plan or arrangement for employees, directors and/or individual consultants of the Company and its Subsidiaries approved by the Company's Board of Directors, (iii)

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



          upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs 8(c) or 8(d) hereof, (iv) pursuant to the securities and agreements of the Company existing as of the date hereof and set forth in Section 3.21 of the Disclosure Schedule to the Securities Purchase Agreement, (v) after the second anniversary of the date hereof, as a dividend payment on any series of preferred stock of the Company that has not been authorized and issued as of the date hereof to the extent that such Common Stock has been valued for purposes of such dividend at no less than 97% of the Current Market Price Per Common Share on the date the number of shares to be issued is fixed, (vi) upon exercise of warrants granted to the lenders, lessors and other financing parties of the Company and its Subsidiaries as additional consideration in connection with bona fide financing arrangements which do not in the aggregate, on a cumulative basis, exceed 0.333% of the outstanding Common Stock or (vii) in a transaction which results in an adjustment pursuant to paragraph 8(a) above) without consideration or for a consideration per share less than the (A) the Exercise Price on the date of such issuance if such issuance occurs on or before the second anniversary of the date hereof and (B) the Current Market Price Per Common Share on the date on which the price of such securities is fixed if such issuance occurs after the second anniversary of the date hereof (the applicable price for such issuance being referred to herein as the "Applicable Price"), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Applicable Price immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Applicable Price immediately prior to such issuance or sale, but in no event will such fraction exceed 1. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the holders of the Warrants representing a majority of the Common Stock then issuable under the Warrants shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

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


                    (c) In case the Company shall fix a record date for the issuance of any Equity-Linked Securities (other than the Company's Series B Preferred Stock) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion price or exchange price per share of Common Stock, if it is a security convertible into or exchangeable for shares of Common Stock) less than the Applicable Price on such record date, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such Equity-Linked Securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event (i) that such Equity-Linked Securities are not so issued or expire unexercised, or (ii) of a change in the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled (other than pursuant to adjustment provisions therein which are comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect in the case of clause
          (i), if such record date had not been fixed, or in the case of clause
          (ii), if such holder had initially been entitled to such changed number of shares of Common Stock.

                    (d) In case the Company shall sell or issue any Equity-Linked Securities (other than pursuant to the securities and agreements of the Company existing as of the date hereof and set forth on Section 3.21 of the Disclosure Schedule to the Series H Subscription Agreement or options or other securities issued pursuant to a plan or arrangement described in clause 8(b)(ii)), and the price per share of Common Stock of such Equity- Linked Securities (including, if applicable, the price at which they may be exercised) is less than the Applicable Price, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof as though such maximum number of shares of Common Stock had been so issued for

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



          an aggregate consideration equal to the aggregate consideration paid for such Equity-Linked Securities and the aggregate consideration payable by the holders of such Equity-Linked Securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such Equity-Linked Securities are issued; and in the event
          (i) that such Equity-Linked Securities expire unexercised, or (ii) of a change in the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8 as they may be amended pursuant to paragraph 8(b)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect in the case of clause (i), if such Equity-Linked Securities had not been issued, or in the case of clause
          (ii), if such holders had initially been entitled to such changed number of shares of Common Stock. No adjustment of the Exercise Price shall be made pursuant to this paragraph 8(d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph 8(c) upon the setting of any record date relating to such Equity-Linked Securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled and the price payable therefor.

                    (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) of evidences of indebtedness, cash, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph 8(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Applicable Price on such record date, less the fair market value (determined as set forth in paragraph 8(b) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Applicable Price. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

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                    (f) For the purpose of any computation under paragraph 5 or paragraph 8(b), 8(c), 8(d) or 8(e) hereof, on any determination date, the "Current Market Price Per Common Share" shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the Common Stock for the 20 consecutive trading days ending five days prior to such date. "Daily Price" means (A) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (B) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (C) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (D) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ.

                    (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least two percent in such price; provided that any adjustments which by reason of this paragraph 8(g) are not required to be made shall be carried forward and taken into account at such time when such adjustments would in the aggregate require an increase or decrease of at least two percent in such price. All calculations under this paragraph 8 shall be made to the nearest four decimal points.

                    (h) Notwithstanding anything contained herein to the contrary, in the event the Company issues securities to another Person containing anti- dilution provisions that are materially more favorable to holders of such securities than the provisions set forth in this paragraph 8, such more favorable provisions shall apply to this Warrant with respect to adjustments to the Exercise Price and/or number of Warrant Shares to be made in connection with any future issuance of securities by the Company if the holders of a majority of the outstanding shares of the Series H Preferred Stock shall have elected to have such provisions apply to the Series H Preferred Stock pursuant to the terms thereof. Materially more favorable provisions shall include, without limitation, any full-ratchet provision. In addition, if the Company issues any securities with a re-set provision, any applicable adjustments to the Exercise Price and/or number of Warrant Shares shall be made both at the time of the issuance of such securities and at the time of the re-set, provided


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          that if the initial issuance occurs on or prior to the second anniversary of the date hereof, the "Applicable Price" for purposes of any adjustments made at the time of the re-set shall be the Exercise Price at the time of the re-set, irrespective of when the re-set occurs.

                    (i) In the event that, at any time as a result of the provisions of this paragraph 8, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                    (j) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 8(a), 8(b), 8(c), 8(d) or 8(e) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                    (k) The Company shall notify all Holders of the fixing of a record date for the purpose of payment of a cash dividend to holders of Common Stock as soon as reasonably practicable, but in no event less than 20 days prior to any such record date.

                    (l) Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this paragraph 8, the Company shall forthwith file in the custody of the secretary or any assistant secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph 6 and the Company shall, forthwith

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



          after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

                    (m) The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to paragraph 8(e) otherwise required thereof, on the date of exercise of this Warrant, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrant for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph 8(m) by delivering to the Company a written notice of such exercise within 21 days after the effectiveness (determined pursuant to paragraph 11) of the delivery by the Company of the certificate of adjustment required pursuant to paragraph 8(l) to be delivered by the Company in connection with such distribution.

                    (n) Notwithstanding any provision herein to the contrary, in connection with any issuance or distribution of Warrant Shares (and/or any other securities of the Company) as to which the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), would, but for this paragraph, be applicable, such Warrant Shares (and/or other securities of the Company) shall carry no right to vote for directors of the Company until the person or entity (as defined under the HSR Act) acquiring such Warrant Shares has complied with the filing and waiting period requirements of the HSR Act.

                    (o) If on the first anniversary of the date hereof, the Current Market Price Per Common Share is less than $25, the Exercise Price shall be reduced to such Current Market Price Per Common Share.

                    (p) The Company shall not take any action that would cause an adjustment of the Exercise Price pursuant to this paragraph 8 unless it has complied with all statutes, rules and regulations applicable thereto at that time, including any and all regulations or the principal trading market on which the Common Stock is then trading, including, if necessary, any shareholder approval requirement under NASD Rule 4460(i), as it may be amended from time to time.

           9. Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such

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consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving or continuing corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving or continuing corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          10. Mandatory Exercise or Exchange. If on any date after the date which is 180 days from the date hereof, the Current Market Price Per Common Share equals or exceeds 155% of the "conversion price" (as defined in the Certificate of Designations, Preferences and Rights of the Series G Preferred Stock) of the Series G Preferred Stock, on such date, the Company may elect, by written notice delivered to the Holder no later than five business days after such date, to require that this Warrant be exercised or exchanged within 30 days after the delivery of such notice. If the Company does not receive notice from the Holder during such 30-day period regarding the election for an exercise or exchange, the Holder shall be deemed to have elected to exchange this Warrant.

          11. Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth on the signature page hereof, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery. Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this paragraph 11.

          12. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

          13. GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

          14. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce or interpret any provision of this Warrant may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each party hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in paragraph 11 shall be deemed effective service of process on such party. WITH RESPECT TO A PROCEEDING IN ANY

SUCH COURT, EACH PARTY IRREVOCABLY WAIVES AND RELEASES TO THE OTHERS ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

          15. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the holders of the Warrants representing a majority of the Common Stock then issuable under the Warrants. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of [o], 2000.

                                            WINSTAR COMMUNICATIONS, INC.



                                            By: ___________________________

                                                 Name:
                                                 Title:

                                            Address for notices:
                                            -------------------

                                                 685 Third Avenue
                                                 New York, NY 10017
                                                 Facsimile: (212) 792-9348
                                                 Attention: Timothy R. Graham



Acknowledged and Agreed:

[HOLDER]


By: ___________________________
     Name:
     Title:

Address for notices:
-------------------

WARRANT EXERCISE OR EXCHANGE NOTICE

To:      Winstar Communications, Inc.

         The undersigned irrevocably exercises the Warrant for the purchase of [ ] shares of Common Stock (the "Shares"), par value $.01 per share, of Winstar Communications, Inc. (the "Company") at the Exercise Price currently in effect pursuant to the Warrant and herewith makes payment of $[ ] (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

         The undersigned irrevocably exchanges the Warrant for [ ] shares of Common Stock (the "Shares"), par value $.01 per share, of Winstar Communications, Inc. (the "Company"), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exchange of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

         Date:[                          ].



                                    --------------------------------
                                            (Signature of Owner)

                                    --------------------------------
                                            (Address)

                                    --------------------------------

Securities and/or check to be issued to: ______________________________________


Please insert social security or identifying number:___________________________


Name: _________________________________________________________________________


Street Address: _______________________________________________________________


City, State and Zip Code: _____________________________________________________



Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number: __________________________


Name: _________________________________________________________________________


Street Address: _______________________________________________________________


City, State and Zip Code: _____________________________________________________

                             WARRANT ASSIGNMENT FORM

                                                  Dated [                  ]

         FOR VALUE RECEIVED, [                                   ] hereby sells,

 assigns and transfers unto [                                ] (the "Assignee"),
                          (please type or print in block letters)


                                (insert address)

its right to purchase up to [       ] shares of Common Stock represented by

this Warrant and does hereby irrevocably constitute and appoint

[                                      ] Attorney, to transfer the same on the

books of the Company, with full power of substitution in the premises.


                                    Signature: